UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 19, 2014

THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34812	20-5463509
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
or organization)

THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
(Address of principal executive offices)

86-434-3265241
(Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On November 19, 2014, THT Heat Transfer Technology, Inc. (the “Company”) held an annual meeting of its shareholders (the “Annual Meeting”) at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) ratified the appointment of MaloneBailey LLP, Certified Public Accountants to serve as the Company’s independent registered public accounting firm for 2014, and (iii) approved, on a non-binding and advisory basis, the executive compensation.

The tabulation of voting results at the Annual Meeting is as follows:

Proposal 1: The election of directors

Name	Votes For	Withheld	Votes Against	Abstentions	Broker
					Non-Votes
Guohong Zhao	12,274,197	100		-	-
Fucai Zhan	12,273,797	500		-	-
Jingxun Chen	12,274,297	-		-	-
To Tsang	12,273,797	500		-	-
YoujunLian	12,274,297	-		-	-
Ariel Poppel	12,274,197	500	-	-	-

Proposal 2: The ratification of the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm for 2014

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,274,197	100	-	-

Proposal 3: Non-bind advisory vote on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,273,276	1,021	-	-

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THT HEAT TRANSFER
TECHNOLOGY, INC.

Date: November 19, 2014	/s/ Guohong Zhao
Guohong Zhao
Chief Executive Officer